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RP FINANCIAL, LC.
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Financial Services Industry Consultants


                                                        December 1, 2003



Boards of Directors
K-Fed Mutual Holding Company
K-Fed Bancorp
Kaiser Federal Bank
1359 North Grand Avenue, Suite 200
Covina, California  91724

Members of the Boards:

     We hereby consent to the use of our firm's name in the application for a minority stock issuance on Form MHC-2, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of K-Fed Bancorp.

                                                        Sincerely,

                                                        /s/ RP FINANCIAL, LC.

                                                        RP FINANCIAL, LC.








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